Exhibit 10.3

FORM OF

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of                     , 2009, is among Abraxis BioScience, Inc., a Delaware corporation (“ABI”), Abraxis BioScience, LLC, a Delaware limited liability company (“ABI LLC”) (ABI and ABI LLC, collectively, the “ABI Parties”), and Abraxis Health, Inc., a Delaware corporation (“SpinCo”).

RECITALS

WHEREAS, the ABI Parties and SpinCo have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”);

WHEREAS, ABI will spin-off its newly formed subsidiary SpinCo as a new independent, stand-alone company (the “Spin-Off”); and

WHEREAS, in connection with the Spin-Off, the ABI Parties and SpinCo desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Separation and Distribution Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Separation and Distribution Agreement.

“ABI Common Stock” means the common stock, $0.001 par value per share, of ABI.

“ABI Director” means each current or former member of the Board of Directors of ABI immediately prior to the Distribution Time.

“ABI Employee” means each individual who, immediately prior to the Distribution Time, is either actively employed by, or on an approved leave of absence (including short- or long-term disability leave) from, ABI, ABI LLC or any of their respective Subsidiaries who is not a SpinCo Employee. The term “ABI Employee” shall also include any individual designated as an ABI Employee by mutual agreement of the parties hereto.

“ABI Group” means ABI, ABI LLC and each of their respective Subsidiaries (other than any member of the SpinCo Group) and each other Person that is either controlled directly or indirectly by ABI immediately after the Distribution Time.

“ABI Independent Contractor” means each independent contractor whose services primarily relate to the ABI Business.

“ABI Option” means an option to acquire shares of ABI Common Stock granted pursuant to an ABI Option Plan.

“ABI Option Plan” means the ABI 2007 Stock Incentive Plan, the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan and the American Pharmaceutical Partners, Inc. 1997 Stock Option Plan.

“ABI Personnel” means the ABI Employees and the Former ABI Employees. Except where context dictates otherwise, references to the ABI Personnel shall be deemed to include references to the estates, legal representatives, dependents and beneficiaries of the ABI Personnel.

“ABI Restricted Stock Unit” means each restricted stock unit entitling the holder thereof to shares of ABI Common Stock and/or cash granted under the ABI 2007 Stock Incentive Plan, the American BioScience, Inc. Restricted Stock Unit Plan II and the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan.

“ABI SAR” means each stock appreciation right entitling the holder to shares of ABI Common Stock or cash compensation measured by appreciation in the value of ABI Common Stock, as granted under the ABI 2007 Stock Incentive Plan.

“Benefit Plans” means, collectively, the Pension Plans, the Welfare Plans and the Non-ERISA Benefit Arrangements (including, for avoidance of doubt, the Non-U.S. Benefit Plans).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Part 6 of Subtitle B of Title I of ERISA and at Section 4980B of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Employee Agreement” means those agreements to which any ABI Personnel or SpinCo Personnel, on the one hand, and any member of the ABI Group, on the other hand, is a party that contain confidentiality, noncompetition, nonsolicitation, assignment of inventions or other similar covenants, but shall not include any Employment Agreement.

“Employment Agreement” means any agreement to which any ABI Personnel or SpinCo Personnel, on the one hand, and any member of the ABI Group, on the other hand, is a party to the extent guaranteeing or otherwise agreeing to wages, salary, bonuses, severance payments or other benefits or forms of compensation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq.

“Former ABI Employee” means each individual whose employment with ABI and its Subsidiaries (including SpinCo) was terminated prior to the Distribution Time.

“IRS” means the U.S. Internal Revenue Service.

“Jointly Employed Employee” means the individuals who ABI and SpinCo determine will be employed, immediately following the Distribution Time, by a member of the ABI Group and a member of the SpinCo Group. The parties agree that the sole Jointly Employed Employees will be initially Patrick Soon-Shiong and David O’Toole.

“Non-ERISA Benefit Arrangement” means each contract, agreement, policy, practice, program, plan, trust or arrangement of ABI or any of its Subsidiaries, other than a Pension Plan or Welfare Plan, providing for benefits, perquisites or compensation of any nature to the ABI Personnel, or the SpinCo Personnel before the Distribution Time, including, without limitation, severance, tuition reimbursement, personal or bereavement days, holidays, bonus, or other forms of non-equity based incentive compensation.

“Pension Plan” means any pension plan (as defined in section 3(2) of ERISA).

“SpinCo Director” means any SpinCo Director who is a director of SpinCo immediately after the Distribution Time.

“SpinCo Group” means SpinCo, each Subsidiary of SpinCo and each other Person that is either controlled directly or indirectly by SpinCo immediately after the Distribution Time.

“SpinCo Independent Contractor” means each individual or personal services corporation providing independent contractor services to ABI or any of its Subsidiaries and whose services primarily relate to the SpinCo Business.

“SpinCo Personnel” means each individual set forth on Exhibit A, who, immediately prior to the Distribution Time, is either actively employed by, or on an approved leave of absence (including short- or long-term disability leave) from, ABI or any of its Subsidiaries and whose employment is transferred to SpinCo. Except where context dictates otherwise, references to the SpinCo Personnel shall be deemed to include references to the estates, legal representatives, dependents and beneficiaries of the SpinCo Personnel.

“Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, between the ABI Parties and SpinCo.

“U.S.” means the United States of America.

“Welfare Plan” means any employee welfare plan (as defined in section 3(1) of ERISA), but excluding any severance pay plan.

ARTICLE I

EMPLOYEE MATTERS

1.01    Allocation of Employment of ABI Employees and SpinCo Employees.

Subject to Section 2.01(c), effective as of immediately prior to the Distribution Time, (i) the employment of each SpinCo Personnel shall be transferred to SpinCo and/or another member of the SpinCo Group as determined by SpinCo, and (ii) the employment of each ABI Employee shall remain an employee of, as applicable, ABI, ABI LLC and/or another member of the ABI Group as determined by ABI. From and after the Distribution Time, each ABI Employee shall remain an employee of the ABI Group and each SpinCo Employee shall remain an employee of the SpinCo Group; provided that nothing contained herein shall be construed to limit the ability of any member of the ABI Group or SpinCo Group to terminate the employment of any of its employees at any time and for any or no reason.

Those employees who provide services in respect of both the ABI Business and the SpinCo Business have been designated as ABI Employees or SpinCo Employees by mutual agreement of the parties.

Effective immediately prior to the Distribution Time, Jointly Employed Employees shall be employed by a member of the ABI Group and a member of the SpinCo Group as determined by ABI and SpinCo. Each Jointly Employed Employee will participate in the Benefit Plans of the ABI Group or the Benefit Plans of the SpinCo Group (but not both) as determined by ABI and SpinCo. The salary and cash bonus payments made to a Jointly Employed Employee by the ABI Group shall be reduced by any salary and bonus paid to a Jointly Employed Employee by the SpinCo Group.

1.02    Severance Obligations.

(a) It is intended that the ABI Personnel and the SpinCo Personnel shall not be entitled to any termination or severance benefits as a result of the SpinOff, or any other transaction contemplated by this Agreement or the Separation and Distribution Agreement (other than payments or benefits with respect to any such individuals who separate from service in connection with such transactions and are entitled to a termination or severance benefit under applicable legislation, which shall be the responsibility of ABI if the severance payment or benefit is payable to an ABI Personnel, and shall be the responsibility of SpinCo if the severance payment or benefit is payable to a SpinCo Personnel), and each of the ABI Parties and SpinCo shall cause the severance arrangements of the ABI Group and the SpinCo Group, respectively, to be interpreted and administered consistent with such intent.

(b) Except as set forth in Section 2.02(a), from and after the Distribution Time, SpinCo shall be fully responsible for, and no member of the ABI Group shall have any Liability or other obligation for, any termination or severance payment or benefit obligations with respect to any of the SpinCo Personnel (or any person who becomes an employee of any member of the SpinCo Group after the Distribution Time) payable after the Distribution Time.

(c) From and after the Distribution Time, the ABI Parties shall be fully responsible for, and no member of the SpinCo Group shall have any Liability or other obligations for, any termination or severance payments or benefit obligations with respect to any of the ABI Personnel (or any person who becomes an employee of any member of the ABI Group after the Distribution Time) payable after the Distribution Time, including any severance payments owed, but not yet paid, to any Former ABI Employee.

1.03    Personnel Records.

(a) Subject to Applicable Laws, as soon as practicable following the Distribution Time, the ABI Parties shall cause all information and records regarding employment and personnel matters of the SpinCo Personnel in the possession of the ABI Group (including, without limitation, all Employee Agreements) to be transferred to a member of the SpinCo Group designated by SpinCo, and SpinCo shall cause the members of the SpinCo Group to retain such information and records after the Distribution Time in accordance in all material respects with Applicable Laws relating to the collection, storage, retention and disclosure of such information and records. From and after such transfer, such information and records shall be the property of the SpinCo Group. Subject to Applicable Laws, members of the ABI Group shall be entitled to retain copies of any such information and records with respect to any of the SpinCo Personnel so transferred to the SpinCo Group in which a member of the ABI Group has an interest, as determined by ABI in its reasonable discretion (including for this purpose the continued provision of benefits pursuant to this Agreement). Access to such information and records after the Distribution Time will be provided to the ABI Parties in accordance with Article VII of the Separation and Distribution Agreement. Notwithstanding any limitations and restrictions set forth in Article VII of the Separation and Distribution Agreement, the ABI Parties shall be entitled to reasonable access, subject to Applicable Laws, to such information and records necessary to their or their Subsidiaries’ administration of any Benefit Plans sponsored or maintained by any member of the ABI Group or as otherwise required by Applicable Laws.

Subject to Applicable Laws, all information and records regarding employment and personnel matters of the ABI Personnel shall be retained after the Distribution Time by members of the ABI Group in accordance in all material respects with Applicable Laws relating to the collection, storage, retention and disclosure of such information and records. Access to such information and records after the Distribution Time will be provided to SpinCo in accordance with Article VII of the Separation and Distribution Agreement. Notwithstanding any limitations and restrictions set forth in Article VII of the Separation and Distribution Agreement, SpinCo shall be entitled to reasonable access, subject to Applicable Laws, to such information and records necessary to SpinCo’s administration of any Benefit Plans for the benefit of any SpinCo Personnel who remains a participant in any Benefit Plan of the ABI Group after the Distribution Time or as otherwise required by Applicable Laws for so long as said administration continues pursuant to this Agreement, the Transition Services Agreement or such longer period as required by Applicable Laws.

ARTICLE II

WELFARE PLANS

2.01    Participation in ABI Welfare Plans. At the Distribution Time, each member of the SpinCo Group shall adopt all Welfare Plans that immediately prior to the Distribution Time are sponsored by ABI or any of its Subsidiaries (each, an “ABI Welfare Plan”) such that each member of the SpinCo Group shall be a participating employer in the ABI Welfare Plans. Beginning at the Distribution Time and until December 31, 2009, SpinCo Personnel shall participate in the ABI Welfare Plans adopted by SpinCo Group.

2.02    Adoption of SpinCo Welfare Plans. Following the Distribution Time but not later than January 1, 2010, each member of the SpinCo Group shall adopt welfare plans to provide to SpinCo Personnel with benefits similar to the benefits that had been provided to such employees under an ABI Welfare Plan immediately prior to the Distribution Time (each, a “SpinCo Welfare Plan”) and each such SpinCo Welfare Plan shall be effective as of January 1,

2010 (the “SpinCo Welfare Plan Effective Date”). Each member of the SpinCo Group shall cease to be a participating employer in all ABI Welfare Plans as of the SpinCo Welfare Plan Effective Date.

2.03     Administration of SpinCo Welfare Plans. To the extent applicable to any SpinCo Welfare Plan, SpinCo shall use its commercially reasonable efforts to cause the SpinCo Welfare Plans to recognize all coverage and contribution elections made by SpinCo Personnel under the ABI Welfare Plans in effect for the period immediately prior to the SpinCo Welfare Plan Effective Date and shall apply such elections under the SpinCo Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. ABI and ABI LLC, as applicable, shall cause all beneficiary designations made by SpinCo Personnel under the ABI Welfare Plans to the extent applicable, to be transferred to, and be in full force and effect under, the SpinCo Welfare Plans until such beneficiary designations are replaced or revoked by the SpinCo Personnel who made the beneficiary designation.

2.04     Welfare Plan Liabilities.

(a) Liabilities under ABI Welfare Plans. From the Distribution Time, the ABI Parties shall be solely jointly and severally responsible for all Liabilities incurred with respect to any ABI Personnel under the ABI Welfare Plans, and neither SpinCo nor the SpinCo Welfare Plans shall assume, retain or become responsible for any such Liabilities.

(b) SpinCo’s Liabilities under ABI Welfare Plans; Incurred but Unreported Claims. SpinCo shall be solely responsible, after the Distribution Time, for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred by any of the SpinCo Personnel under the ABI Welfare Plans following the Distribution Time, and SpinCo shall promptly reimburse ABI, or ABI LLC, as applicable, and the ABI Welfare Plans for such reasonably-documented, out-of-pocket claims and Liabilities (except to the extent that a member of the ABI Group is reimbursed for such Liability by insurance with third-party insurers). Claims for health benefits shall be considered to be incurred prior to the Distribution Time if the services related to such claims were provided prior to the Distribution Time. Claims for all other welfare benefits shall be considered to be incurred prior to the Distribution Time if the date of loss occurred prior to the Distribution Time.

(c) Short-Term and Long-Term Disability Benefits. Notwithstanding subsection (a) and (b) above, all SpinCo Personnel who, as of the Distribution Time, are receiving or entitled to receive short-term or long-term disability benefits under an ABI short- and long-term disability plan (which is an ABI Welfare Plan) with respect to the incurrence of a disability on or prior to the Distribution Time shall continue participation or become eligible to participate in the applicable ABI short- and long-term disability plans following the Distribution Time in accordance with the terms and conditions of such plans and any applicable related insurance contracts or policies; provided, however, that SpinCo shall bear and be responsible for all of the reasonably-documented, out-of-pocket costs, claims and other Liabilities incurred by the members of the ABI Group as a result of the provision of short-term disability benefits and medical benefits to such SpinCo Personnel during their disability period from and after the Distribution Time under the applicable ABI Welfare Plans (other than Liabilities related to such plans that result from matters of non-compliance following the Distribution Time; provided that in no event shall the continued participation by SpinCo Personnel in the ABI Welfare Plans as described herein constitute or be deemed to constitute a matter of non-compliance for these purposes).

(d) COBRA and HIPAA Liabilities. Notwithstanding subsection (a) and (b) above, after the Distribution Time: (i) SpinCo shall be responsible for any costs associated with the continuation coverage requirements under COBRA and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) with respect to the SpinCo Personnel and their qualified beneficiaries under the applicable SpinCo Welfare Plans, provided, however that from the Distribution Time through December 31, 2009, the ABI Parties shall be responsible for the administration of COBRA and HIPAA benefits and requirements including, but not limited to, distribution of notices, processing of election forms and similar administrative duties; and (ii) the ABI Parties shall be solely jointly and severally responsible for the continuation coverage requirements under COBRA and the portability requirements under HIPAA with respect to the ABI Personnel and their qualified beneficiaries under the applicable ABI Welfare Plans.

ARTICLE III

COMPENSATION MATTERS

AND NON-ERISA BENEFIT ARRANGEMENTS

3.01     Cessation of Participation in Non-ERISA Benefit Arrangements.

Each member of the SpinCo Group shall cease to participate in all Non-ERISA Benefit Arrangements and participation in the Non-ERISA Benefit Arrangements will cease for all SpinCo Personnel at the Distribution Time.

3.02    Assumption of Employee Related Obligations.

(a) From and after the Distribution Time, SpinCo shall be solely responsible for all Liabilities (including administrative responsibilities) related to the agreements and obligations described in Section 4.02(a)(i) through Section 4.02(a)(vi), and no ABI Party or any of its Affiliates shall retain such Liabilities or have any responsibility with respect thereto:

(i) Each Employee Agreement and Employment Agreement entered into prior to the Distribution Time between any member of the ABI Group and any of the SpinCo Personnel; provided, that nothing herein shall limit the rights of the ABI Group or the SpinCo Group thereunder with respect to their business operations, to the extent provided therein.

(ii) Agreements entered into prior to the Distribution Time between any member of the ABI Group and any SpinCo Independent Contractor.

(iii) All wages, salary, ordinary compensation or commissions payable to any of the SpinCo Personnel after the Distribution Time, and all vacation, paid time off, sick leave, or other fringe benefits accrued with respect to any of the SpinCo Personnel at the Distribution Time, whether earned before or after the Distribution Time.

(iv) All bonus and cash incentive compensation payment obligations, if any, payable after the Distribution Time to any of the SpinCo Personnel, whether earned before or after the Distribution Time.

(v) All Liabilities with respect to any of the SpinCo Personnel under the Non-ERISA Benefit Arrangements, whether earned or accrued before or after the Distribution Time (except to the extent that ABI Group is fully reimbursed for such Liability by insurance with third-party insurers).

The parties agree to negotiate in good faith with the SpinCo Personnel and any third parties, if applicable, to cause the foregoing Liabilities to be assumed by SpinCo on terms no less favorable to SpinCo than those that apply to the ABI Parties and to have the ABI Group fully released from such Liabilities. If any of the foregoing Liabilities cannot be assumed by SpinCo and the ABI Group released therefrom for a reason beyond the control of the parties hereto, including the refusal of any such third party to consent to such an assumption and release, then SpinCo shall reimburse the ABI Group in the event that any such Liabilities are paid by the ABI Group, in accordance with Section 7.03, as though it had been assumed and paid by SpinCo.

(b) From and after the Distribution Time, the ABI Parties shall be solely responsible for all Liabilities related to the agreements and obligations described in Section 4.02(b)(i) through Section 4.02(b)(iv), and neither SpinCo nor any of its Affiliates shall retain such Liabilities or have any responsibility with respect thereto:

(i) All wages, salary, ordinary compensation or commissions payable to any of the ABI Personnel after the Distribution Time, and all vacation, paid time off, sick leave, or other fringe benefits accrued with respect any of the ABI Personnel at the Distribution Time, whether earned before or after the Distribution Time.

(ii) All bonus and cash incentive compensation payment obligations, if any, payable after the Distribution Time to any of the ABI Personnel, whether earned before or after the Distribution Time.

(iii) All Liabilities with respect to any of the ABI Personnel under the Non-ERISA Benefit Arrangements, whether earned or accrued before or after the Distribution Time (except to the extent that the ABI Group is fully reimbursed for such Liability by insurance with third-party insurers, and, with respect to such Liabilities related to service or events prior to the Distribution Time, only to the extent accrued on the books of account of ABI at the Distribution Time).

(iv) All Liabilities, regardless of when arising or incurred, under any Benefit Plan, which Liabilities are not expressly assumed by SpinCo in this Agreement.

3.03    Bonus and Cash Incentive Plans.

Without limiting the generality of Section 4.02, from and after the Distribution Time, SpinCo shall be solely responsible for ABI’s bonus and cash incentive compensation plans and arrangements that are related to the 2009 fiscal year with respect to the SpinCo Personnel and shall be solely responsible for all payment obligations earned by the SpinCo Personnel thereunder, subject to the Separation and Distribution Agreement.

3.04    Equity Compensation Plans.

(a) ABI Options Held by ABI Personnel, ABI Directors, SpinCo Personnel and SpinCo Directors. Each ABI Option held by any of the ABI Personnel, ABI Directors, SpinCo Personnel or SpinCo Directors that is outstanding immediately before the Distribution Time shall remain outstanding as an ABI Option following the Distribution Time and shall continue to be subject to the same terms and conditions as applied to the ABI Option immediately before the Distribution Time including as set forth on the applicable grant agreements; provided that with respect to options held by SpinCo Personnel or SpinCo Directors the exercisability of such Option shall be extended to include service to SpinCo as part of the Option holder’s “continuous service” or “employment” under the applicable Option plan, and; provided further that the number of shares of ABI Common Stock subject to such Option and the exercise price of such Option shall be adjusted as set forth on Exhibit B. ABI and ABI LLC, as applicable, shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(a). Notwithstanding the foregoing or anything to the contrary herein or on Exhibit B, the adjustments of the ABI Options pursuant to this Section 4.04(a) shall be consistent with Section 424 of the Code and the regulations issued thereunder, if applicable, and Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(b) Restricted Stock Units. Each ABI Restricted Stock Unit subject to the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan (the “2001 Plan”), the Abraxis BioScience, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) or the American BioScience, Inc. Restricted Stock Unit Plan II (“Plan II”) held by ABI Personnel or SpinCo Personnel that is outstanding immediately before the Distribution Time shall remain outstanding as an ABI Restricted Stock Unit following the Distribution Time and shall continue to be subject to the same terms and conditions as applied to the ABI Restricted Stock Unit immediately prior to Distribution Time including as set forth on the applicable grant agreements; provided that with respect to Restricted Stock Units held by SpinCo Personnel the vesting of such ABI Restricted Stock Unit shall take into account service to SpinCo as part of the ABI Restricted Stock Unit holder’s “continuous service” under the 2001 Plan, the 2007 Plan or Plan II, as applicable, and; provided further that the number of shares of ABI Common Stock subject to each such ABI Restricted Stock Unit will be adjusted as set forth on Exhibit B. ABI and ABI LLC, as applicable, shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(b). Notwithstanding the foregoing or anything to the contrary herein or on Exhibit B shall be consistent with Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(c) Stock Appreciation Rights. Each ABI SAR held by any of the ABI Personnel that is outstanding immediately before the Distribution Time shall remain outstanding as an ABI

SAR following the Distribution Time and shall continue to be subject to the same terms and conditions as applied to the ABI SAR immediately before the Distribution Time including as set forth on the applicable grant agreements; provided that the number of shares of ABI Common Stock subject to such ABI SAR and the grant price of such ABI SAR shall be adjusted as set forth on Exhibit B. ABI and ABI LLC, as applicable, shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(c). Notwithstanding the foregoing or anything to the contrary herein or on Exhibit B, the adjustments of the ABI SARs pursuant to this Section 4.04(c) shall be consistent with Section 424 of the Code and the regulations issued thereunder, if applicable, and Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

ARTICLE IV

QUALIFIED RETIREMENT PLANS

4.01    Defined Contribution Plans.

(a) Continued Participation in ABI Defined Contribution Plan. At the Distribution Time, each member of the SpinCo Group shall adopt the ABI Defined Contribution Plan that immediately prior to the Distribution Time is sponsored by ABI or any of its Subsidiaries such that each member of the SpinCo Group shall be a participating employer in the ABI Defined Contribution Plan. Beginning at the Distribution Time and until December 31, 2009, SpinCo Personnel shall participate in the ABI Defined Contribution Plan adopted by SpinCo Group.

(b) Establishment of SpinCo Defined Contribution Plan.

(i) Establishment of SpinCo Profit Sharing Plan. As soon as administratively practicable after the Distribution Time but not later than January 1, 2010, SpinCo shall adopt, and the active SpinCo Personnel shall be eligible to participate in, a defined contribution plan intended to be qualified under Section 401(a) of the Code and trust intended to be qualified under Section 501(a) of the Code (the “SpinCo Profit Sharing Plan”) that shall be effective as of January 1, 2010. Subject to the asset transfers described in Section 5.01(b)(ii), SpinCo shall assume and thereafter be responsible for all then existing or future Liabilities on behalf of SpinCo Personnel related to the SpinCo Profit Sharing Plan and the administration thereof and the ABI Parties shall not retain any such Liabilities after December 31, 2009. If SpinCo adopts a standardized prototype plan as the SpinCo Profit Sharing Plan, SpinCo shall obtain from the prototype plan sponsor the IRS opinion letter issued in connection with such standardized prototype plan regarding its qualification. If SpinCo does not adopt a standardized prototype plan, as soon as practicable after the adoption of the SpinCo Profit Sharing Plan, SpinCo shall, to the extent applicable, submit an application to the IRS for a determination regarding the qualification of the SpinCo Profit Sharing Plan and shall take any actions not inconsistent with the other general commitments of SpinCo contained in this Agreement and make any amendments necessary to receive a favorable determination letter.

(ii) Transfer of Account Balances. As soon as administratively practicable after the receipt of the opinion letter related to the standardized prototype plan, or, if applicable, the determination letter referred to in Section 5.02(b)(i) (in either case, a copy of which shall be provided to ABI), SpinCo and the ABI Parties shall cooperate to cause the ABI Profit Sharing Plan to transfer to the SpinCo Profit Sharing Plan assets having a value as of the applicable valuation date that are equal to the value of the account balances of, and Liabilities with respect to, all SpinCo Personnel with account balances, whether or not vested, under the ABI Profit Sharing Plan as of such valuation date. Such transferred assets shall be as mutually agreed between SpinCo and ABI (provided, that (i) the parties shall endeavor to “map” the investments elected by the SpinCo Personnel participating in the ABI Profit Sharing Plan to similar investments in the SpinCo Profit Sharing Plan, and (ii) promissory notes for outstanding participant loans shall be transferred, and such asset transfer shall be in accordance with Section 414(l) of the Code. Liabilities with respect to the administration of any qualified domestic relations orders (as defined in Section 414(p) of the Code) received with respect to any assets transferred to the SpinCo Profit Sharing Plan shall be transferred to SpinCo at the time such assets are transferred.

(iii) Past Service Credit and Vesting. With respect to all SpinCo Personnel and without duplication of benefits, the SpinCo Profit Sharing Plan shall (i) recognize, to the extent applicable, all service, compensation and other determinations that, as of January 1, 2010, were recognized under the ABI Profit Sharing Plan for purposes of determining eligibility, participation, vesting, and determinations of the levels of benefits for SpinCo Personnel (provided that service by the SpinCo Personnel with the SpinCo Group following the Distribution Time shall also be recognized by the SpinCo Profit Sharing Plan), and (ii) maintain the vesting schedule applicable under the ABI Profit Sharing Plan for accounts transferred from the ABI Profit Sharing Plan.

(iv) Elections and Designations. To the extent applicable, all participant elections and beneficiary designations made by the SpinCo Personnel under the ABI Profit Sharing Plan shall be transferred to, and be in full force and effect under, the SpinCo Profit Sharing Plan until such participant elections and beneficiary designations are replaced or revoked by the SpinCo Personnel who made the election or designation.

(v) Cessation of Participation in the ABI Profit Sharing Plan. Each member of the SpinCo Group shall cease to be a participating employer in the ABI Profit Sharing Plan as of January 1, 2010, and, participation in the ABI Profit Sharing Plan will cease for all SpinCo Personnel as of December 31, 2009.

4.02    Further Cooperation. SpinCo and the ABI Parties will cooperate in good faith in the filing of documents required by this Agreement to generally effect the purposes of this Agreement and to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any of the SpinCo Personnel.

ARTICLE V

GENERAL PROVISIONS

5.01    Preservation of Rights of Plan Sponsors; No Third Party Beneficiaries or Rights. The parties hereto acknowledge and agree that the provisions of this Agreement represent the obligations between the parties to this Agreement only and shall not be construed to (i) establish, amend or modify any benefit plan, program, agreement or arrangement maintained by any of them; (ii) alter or limit the ability of the parties, as sponsors or adopting employers of any employee benefit plan, to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; (iii) confer upon any person any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) confer upon any person any other rights as a third-party beneficiary of this Agreement.

5.02    Administrative Complaints/Litigation.

(a) After the Distribution Time, SpinCo shall assume, and be liable for, the handling, administration, investigation, defense and settlement or other resolution of actions, including, without limitation, regarding ERISA, occupational safety and health, employment standards, wage and hour claims, withholding matters, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against SpinCo or the ABI Group by any of the SpinCo Personnel or any other person (including any Governmental Entity) arising out of or relating to employment of any SpinCo Personnel (or any person who after the Distribution Time becomes an employee of a member of the SpinCo Group, solely with respect to his or her employment after the Distribution Time) with the SpinCo Business or the compensation and/or employee benefits of the SpinCo Personnel. Any Liabilities arising from such actions shall be deemed SpinCo Liabilities under the Separation and Distribution Agreement; provided that, notwithstanding anything herein to the contrary, nothing in this Agreement will be deemed to cause SpinCo to assume or become responsible for any Excluded Liabilities (as defined in the Separation and Distribution Agreement) described in Section __ of the Separation and Distribution Agreement.

(b) The ABI Parties shall retain, and be jointly and severally liable for, the handling, administration, investigation, and defense and settlement or other resolution of actions, including, without limitation, regarding ERISA, occupational safety and health, employment standards, wage and hour claims, withholding matters, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the SpinCo Group or the ABI Group by any of the ABI Personnel or any other person (including any Governmental Entity) arising out of or relating to employment of any ABI Personnel (or any person who after the Distribution Time becomes an employee of a member of the ABI Group, solely with respect to his or her employment after the Distribution Time) with the ABI Business or ABI or the compensation and/or employee benefits of the ABI Personnel. Any Liabilities arising from such actions shall be deemed ABI Liabilities under the Separation and Distribution Agreement.

5.03    Reimbursement and Indemnification. The parties hereto agree to reimburse one another, within 30 days of receipt from another party of appropriate verification, for all

Indemnifiable Losses that each may incur on behalf of the other as a result of any of the Benefit Plans or any of the termination or severance obligations set forth in Section 2.02. All Liabilities retained, assumed or indemnified against by SpinCo pursuant to this Agreement shall be deemed SpinCo Liabilities, and all Liabilities retained, assumed or indemnified against by the ABI Parties pursuant to this Agreement shall be deemed ABI Liabilities, and in each case shall be subject to the indemnification provisions of Article V of the Separation and Distribution Agreement.

5.04    Payment of and Accounting Treatment for Expenses. Except as specifically provided in the Separation and Distribution Agreement or as SpinCo and the ABI Parties otherwise mutually agree, all expenses (and the accounting treatment related thereto) through the Distribution Time regarding matters addressed herein shall be handled and administered in accordance with ABI’s historical accounting and financial practices and procedures pertaining to such matters.

5.05    Sharing of Participant Information. ABI and SpinCo shall share, ABI shall cause each applicable member of the ABI Group to share, and SpinCo shall cause each applicable member of the SpinCo Group to share, with each other and their respective agents and vendors (to the extent permitted by Applicable Law) all participant information necessary for the efficient and accurate administration of each of the Benefit Plans sponsored or maintained by any member of the ABI Group and the Benefit Plans sponsored or maintained by any member of the SpinCo Group following the Distribution Time. ABI and SpinCo and their respective authorized agents shall, subject to Applicable Laws and understandings regarding confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration, in each case without application of any limitation or restriction set forth in Article VII of the Separation and Distribution Agreement. ABI and SpinCo shall also cooperate to share all such information regarding any issue relating to the compensation of the SpinCo Personnel as may be required in order to satisfy any requirements related to federal, state and/or local income tax reporting (including for purposes of preparing a Form W-2 for each such employee) and withholding, all in accordance with the terms of the Tax Allocation Agreement.

5.06    Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

5.07    Cooperation. The ABI Parties and SpinCo shall each cooperate in good faith, including by making personnel available to one another at mutually agreed times, as necessary or appropriate to carry out the purposes of this Agreement.

5.08    No Duplication of Benefits. It is the intention of the parties that nothing in this Agreement shall allow for any of the SpinCo Personnel or ABI Personnel to receive duplicative benefits. Accordingly, notwithstanding any other provision of this Agreement, ABI, ABI LLC, and SpinCo shall agree on methods and procedures to prevent the SpinCo Personnel and the ABI Personnel from receiving duplicative benefits.

ARTICLE VI

MISCELLANEOUS

6.01    Entire Agreement. This Agreement, the Separation and Distribution Agreement and other Transaction Agreements (as defined in the Separation and Distribution Agreement), including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

6.02    Survival of Agreements. Except as specifically contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Distribution Time.

6.03    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.04    Notices. Notices to the parties hereunder shall be provided in accordance with Section 8.5 of the Separation and Distribution Agreement.

6.05    Incorporation by Reference. Sections 8.6 through 8.12 and Sections 8.14 through 21 of the Separation and Distribution Agreement are hereby incorporated by reference into this Agreement and shall apply to this Agreement as if set forth herein in full.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed in their names by a duly authorized officer as of the date first written above.

ABRAXIS BIOSCIENCE, INC.

Name: Title:

ABRAXIS BIOSCIENCE, LLC

Name: Title:

ABRAXIS HEALTH, INC.

Name: Title: